UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 17, 2017, 3DIcon Corporation (the “Company”) posted the following announcement on its website: “Some shareholders have asked about the late filing of the Company's 10Q for the latest quarter, which was due November 15. The accounting work for the merger has proven to be complex and required additional time to complete. Audits for Coretec Industries, LLC were required from inception of Coretec to present. Combining the financials of 3DIcon and Coretec was also time consuming. In addition, the services of two outside consulting firms were required to provide a valuation of 3DIcon after the merger and to approve the accounting treatment of the merger under applicable auditing and SEC requirements. The Company has never been late before in its filings and expects to file in the next two weeks. There are no financial or other penalties for the Company on account of the late filing.”

This blog post, as well as others that the Company may post from time to time, can be found under the “Latest News” caption on the Company website home page www.3dicon.net or under the “CEO Insights” section of its “News / Events” page, which can be found at ir.3dicon.net/press-releases.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	3DICON CORPORATION By: /s/ Doug Freitag
Name: Doug Freitag Position: Chief Executive Officer